Exhibit 99.1
PepsiCo Reports First-Quarter 2025 Results; Updates 2025 Financial Guidance
Reported (GAAP) First-Quarter 2025 Results

First-Quarter
Net revenue performance	(1.8)%
Foreign exchange impact on net revenue	(3)%
Earnings per share (EPS)	$1.33
EPS change	(10)%
Foreign exchange impact on EPS	(4)%
Organic/Core (non-GAAP)1 First-Quarter 2025 Results

First-Quarter
Organic revenue performance	1.2%
Core EPS	$1.48
Core constant currency EPS change	(4)%
PURCHASE, N.Y. - April 24, 2025 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the first quarter 2025.
“Our businesses remained resilient in the midst of increasingly dynamic and complex geopolitical and macroeconomic conditions in the first quarter. As we look ahead, we expect more volatility and uncertainty, particularly related to global trade developments, which we expect will increase our supply chain costs. At the same time, consumer conditions in many markets remain subdued and similarly have an uncertain outlook,” said Chairman and CEO Ramon Laguarta.

Laguarta continued, “We are actively planning mitigation actions to address these higher supply chain costs where possible, while at the same time being conscious to minimize disruption to our operations, our consumer and customer relationships, and the long-term health of our business. Accordingly, we will continue building upon the successful long-term expansion of our international business, while also taking actions to improve performance in North America. Our multi-year productivity initiatives will help fund disciplined commercial investments and aid our profitability. In this context, for 2025, we continue to expect low-single-digit organic revenue growth but now expect core constant currency EPS to be approximately even with the prior year (previously expected mid-single-digit growth). We also previously announced a 5 percent increase in our annualized dividend per share beginning with the June 2025 payment, representing our 53rd consecutive annual increase.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue performance,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2025 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 weeks ended March 22, 2025 (Q1 2025 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results. Our historical segment reporting presented herein has been recast to reflect the new organizational structure effective beginning with the first quarter of 2025.
1

Summary First-Quarter 2025 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
PepsiCo Foods North America (PFNA)	(1)	—	(1)	(2)	(1)
PepsiCo Beverages North America (PBNA)	—	—	—	1		(3)
International Beverages Franchise (IB Franchise)	3	5	—	7		3
Europe, Middle East and Africa (EMEA)	(2)	9	—	8	(9)	(4)
Latin America Foods (LatAm Foods)	(12)	15	—	3	(0.5)
Asia Pacific Foods	(2)	2	(1)	(1)	3
Total	(2)	3	—	1	(3)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
PFNA	2	(9)	—	(7)
PBNA	(10)	24	0.5	14
IB Franchise	6	1	5	12
EMEA	3	(2.5)	12	13
LatAm Foods	(18)	1	16	(2)
Asia Pacific Foods	(9)	1	2	(6)
Corporate unallocated expenses	12	(4)	—	8
Total	(5)	—	4	(1)

EPS	(10)	2	4	(4)
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume change on net revenue performance disclosed in the Organic Revenue Performance table on page A-7, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”
2

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2025, the Company continues to expect:
•A low-single-digit increase in organic revenue;
•A core annual effective tax rate of approximately 20 percent; and
•Total cash returns to shareholders of approximately $8.6 billion, comprised of dividends of $7.6 billion and share repurchases of $1.0 billion.
Given expected higher supply chain costs related to tariffs, elevated macroeconomic volatility, and a subdued consumer backdrop, we now expect our core constant currency EPS to be approximately even with the prior year (previously mid-single-digit growth).
The Company also continues to expect a foreign exchange translation headwind of approximately 3-percentage-points to negatively impact reported net revenue and core EPS growth, based on current market consensus rates.
This assumption and the guidance above implies a 3 percent decline in core EPS in 2025 (previously a low-single-digit core EPS increase) compared to 2024 core EPS of $8.16.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on April 24, 2025, the Company will post prepared management remarks (in pdf format) of its first quarter 2025 results and business update, including its outlook for 2025, at https://www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on April 24, 2025, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at https://www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
3

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, unaudited)

	12 Weeks Ended
	3/22/2025	3/23/2024
Net Revenue	$17,919	$18,250
Cost of sales	7,926	8,248
Gross profit	9,993	10,002
Selling, general and administrative expenses	7,410	7,285
Operating Profit	2,583	2,717
Other pension and retiree medical benefits income	23	58
Net interest expense and other	(264)	(202)
Income before income taxes	2,342	2,573
Provision for income taxes	499	520
Net income	1,843	2,053
Less: Net income attributable to noncontrolling interests	9	11
Net Income Attributable to PepsiCo	$1,834	$2,042

Diluted
Net income attributable to PepsiCo per common share	$1.33	$1.48
Weighted-average common shares outstanding	1,376	1,380

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	12 Weeks Ended
	3/22/2025	3/23/2024
Operating Activities
Net income	$1,843	$2,053
Depreciation and amortization	684	641
Product recall-related impact	—	167
Cash payments for product recall-related impact	(2)	(108)
Operating lease right-of-use asset amortization	145	127
Share-based compensation expense	77	97
Restructuring and impairment charges	213	96
Cash payments for restructuring charges	(232)	(60)
Pension and retiree medical plan expense	48	31
Pension and retiree medical plan contributions	(317)	(218)
Deferred income taxes and other tax charges and credits	111	116
Change in assets and liabilities:
Accounts and notes receivable	(318)	(96)
Inventories	(238)	(291)
Prepaid expenses and other current assets	(307)	(342)
Accounts payable and other current liabilities	(2,671)	(3,408)
Income taxes payable	223	222
Other, net	(232)	(68)
Net Cash Used for Operating Activities	(973)	(1,041)

Investing Activities
Capital spending	(603)	(614)
Sales of property, plant and equipment	132	7
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(1,200)	(6)
Divestitures, sales of investments in noncontrolled affiliates and other assets	2	53
Short-term investments, by original maturity:
More than three months - maturities	425	—
Three months or less, net	16	8
Other investing, net	(4)	(10)
Net Cash Used for Investing Activities	(1,232)	(562)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	12 Weeks Ended
	3/22/2025	3/23/2024
Financing Activities
Proceeds from issuances of long-term debt	3,505	1,761
Payments of long-term debt	(1,541)	(1,252)
Short-term borrowings, by original maturity:
More than three months - proceeds	3,656	2,313
More than three months - payments	(2,119)	(1,631)
Three months or less, net	373	774
Cash dividends paid	(1,882)	(1,767)
Share repurchases	(183)	(146)
Proceeds from exercises of stock options	50	66
Withholding tax payments on restricted stock units and performance stock units converted	(89)	(108)
Other financing	(2)	—
Net Cash Provided by Financing Activities	1,768	10
Effect of exchange rate changes on cash and cash equivalents and restricted cash	203	(38)
Net Decrease in Cash and Cash Equivalents and Restricted Cash	(234)	(1,631)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,553	9,761
Cash and Cash Equivalents and Restricted Cash, End of Period	$8,319	$8,130

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$166	$259

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions, except per share amounts)

	(unaudited)
	3/22/2025	12/28/2024
ASSETS
Current Assets
Cash and cash equivalents	$8,268	$8,505
Short-term investments	314	761
Accounts and notes receivable, net	10,800	10,333
Inventories:
Raw materials and packaging	2,673	2,440
Work-in-process	118	104
Finished goods	2,869	2,762
	5,660	5,306
Prepaid expenses and other current assets	1,246	921
Total Current Assets	26,288	25,826
Property, Plant and Equipment, net	28,213	28,008
Amortizable Intangible Assets, net	1,157	1,102
Goodwill	18,364	17,534
Other Indefinite-Lived Intangible Assets	14,206	13,699
Investments in Noncontrolled Affiliates	1,996	1,985
Deferred Income Taxes	4,350	4,362
Other Assets	7,163	6,951
Total Assets	$101,737	$99,467

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$9,099	$7,082
Accounts payable and other current liabilities	22,412	24,454
Total Current Liabilities	31,511	31,536
Long-Term Debt Obligations	39,419	37,224
Deferred Income Taxes	3,541	3,484
Other Liabilities	8,737	9,052
Total Liabilities	83,208	81,296
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,373 and 1,372 shares, respectively)	23	23
Capital in excess of par value	4,274	4,385
Retained earnings	72,238	72,266
Accumulated other comprehensive loss	(17,078)	(17,612)
Repurchased common stock, in excess of par value (494 and 495 shares, respectively)	(41,068)	(41,021)
Total PepsiCo Common Shareholders’ Equity	18,389	18,041
Noncontrolling interests	140	130
Total Equity	18,529	18,171
Total Liabilities and Equity	$101,737	$99,467

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. Beginning with our first quarter of 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2025 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 28, 2024. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in segment results when the segments recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019 (2019 Productivity Plan), which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include transaction expenses, such as consulting, advisory and other professional fees, and merger and integration charges. Merger and integration charges include employee-related costs, closing costs and other integration costs.

Impairment and other charges
We recognized impairment charges primarily related to our investment in Tropicana Brands Group (TBG) and as a result of our quantitative assessments of certain of our indefinite-lived intangible assets. In addition, we recorded allowance for expected credit losses related to outstanding receivables from TBG associated with the sale of Tropicana, Naked and other select juice brands.
Product recall-related impact
We recognized property, plant and equipment and inventory write-offs, employee severance costs, product returns, customer and consumer-related costs and other costs in our PFNA segment associated with a previously announced voluntary recall of certain bars and cereals.
Indirect tax impact
We recognized additional expenses related to an indirect tax reserve in our IB Franchise segment.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges due to lump sum distributions to retired or terminated employees and the purchase of a group annuity contract whereby a third-party insurance company assumed the obligation to pay and administer future benefit payments for certain retirees. The settlement charge was triggered when the aggregate of the cumulative lump sum distributions and the annuity contract premium exceeded the total annual service and interest costs. Pension and retiree medical-related impact also includes curtailment losses due to restructuring actions as part of our 2019 Productivity Plan.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above), acquisitions and divestitures, and every five or six years, the impact of an additional week of results. Beginning with our first quarter of 2025, on a prospective basis, we are also applying the constant currency calculation for our subsidiaries operating in highly inflationary economies. We believe organic revenue performance provides useful information in evaluating the results of our business because it adjusts for items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2025 guidance
Our 2025 organic revenue performance guidance adjusts for the impacts of foreign exchange translation (on a constant currency basis, as defined above) and acquisitions and divestitures. Our 2025 core effective tax rate guidance and our 2025 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2025 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2025 organic revenue growth to our full year projected 2025 reported net revenue growth because we are unable to predict the 2025 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2025 core effective tax rate to our full year projected 2025 reported effective tax rate and our full year projected 2025 core constant currency EPS growth to our full year projected 2025 reported EPS growth because we are unable to predict the 2025 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Performance
12 Weeks Ended March 22, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,213	$5,876	$759	$2,388	$1,661	$1,022	$17,919
Impact of foreign exchange translation (a)	25	24	34	225	279	23	609
Impact of acquisitions and structural changes	(68)	7	(2)	7	—	(8)	(64)
Organic Revenue, non-GAAP measure (b)	$6,171	$5,906	$791	$2,620	$1,940	$1,036	$18,464

Prior Year Reported Net Revenue, GAAP measure	$6,269	$5,874	$739	$2,433	$1,890	$1,045	$18,250

Reported Net Revenue % Change, GAAP measure	(1)	—	3	(2)	(12)	(2)	(2)
Impact of foreign exchange translation	—	—	5	9	15	2	3
Impact of acquisitions and divestitures	(1)	—	—	—	—	(1)	—
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	7	8	3	(1)	1

Impact on % Change of:
Organic volume change (d)	(3)	(1)	5	(8)	(0.5)	3.5	(2)
Effective net pricing	1	2	2	16	3	(4)	3
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Summary First-Quarter 2025 Performance table on page 2, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment
12 Weeks Ended March 22, 2025
(dollars in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,348	$2,659	$212	$1,408	$698	$612	$(11)	$7,926
Mark-to-market net impact	—	—	—	—	—	—	11	11
Restructuring and impairment charges	—	—	—	(1)	—	—	—	(1)
Core Cost of Sales, non-GAAP measure (a)	$2,348	$2,659	$212	$1,407	$698	$612	$—	$7,936
									Gross Margin
Reported Gross Profit, GAAP measure	$3,865	$3,217	$547	$980	$963	$410	$11	$9,993	55.8%
Mark-to-market net impact	—	—	—	—	—	—	(11)	(11)	(0.1)
Restructuring and impairment charges	—	—	—	1	—	—	—	1	—
Core Gross Profit, non-GAAP measure (a)	$3,865	$3,217	$547	$981	$963	$410	$—	$9,983	55.7%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,329	$2,757	$270	$760	$619	$250	$425	$7,410
Mark-to-market net impact	—	—	—	—	—	—	5	5
Restructuring and impairment charges	(24)	(125)	(2)	(12)	(7)	(1)	(25)	(196)
Acquisition and divestiture-related charges	(15)	(10)	—	—	—	—	—	(25)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,290	$2,622	$268	$748	$612	$249	$405	$7,194
									Operating Margin
Reported Operating Profit, GAAP measure	$1,536	$460	$277	$220	$344	$160	$(414)	$2,583	14.4%
Mark-to-market net impact	—	—	—	—	—	—	(16)	(16)	(0.1)
Restructuring and impairment charges	24	125	2	13	7	1	25	197	1.1
Acquisition and divestiture-related charges	15	10	—	—	—	—	—	25	0.1
Core Operating Profit, non-GAAP measure (a)	1,575	595	279	233	351	161	(405)	2,789	15.6%
Impact of foreign exchange translation (b)	5	2	12	28	66	4	—	117
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,580	$597	$291	$261	$417	$165	$(405)	$2,906

Reported Operating Profit % Change, GAAP measure	2	(10)	6	3	(18)	(9)	12	(5)
Core Operating Profit % Change, non-GAAP measure (a)	(7)	14	7	1	(18)	(8)	8	(5)
Core Constant Currency Operating Profit % Change, non-GAAP measure (a)	(7)	14	12	13	(2)	(6)	8	(1)
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items by Segment (continued)
12 Weeks Ended March 23, 2024
(in millions, unaudited)

	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,443	$2,753	$217	$1,471	$767	$610	$(13)	$8,248
Mark-to-market net impact	—	—	—	—	—	—	13	13
Restructuring and impairment charges	(4)	—	—	—	(2)	—	—	(6)
Product recall-related impact	(167)	—	—	—	—	—	—	(167)
Core Cost of Sales, non-GAAP measure (a)	$2,272	$2,753	$217	$1,471	$765	$610	$—	$8,088
									Gross Margin
Reported Gross Profit, GAAP measure	$3,826	$3,121	$522	$962	$1,123	$435	$13	$10,002	54.8%
Mark-to-market net impact	—	—	—	—	—	—	(13)	(13)	(0.1)
Restructuring and impairment charges	4	—	—	—	2	—	—	6	—
Product recall-related impact	167	—	—	—	—	—	—	167	0.9
Core Gross Profit, non-GAAP measure (a)	$3,997	$3,121	$522	$962	$1,125	$435	$—	$10,162	55.7%

Reported Selling, General and Administrative Expenses, GAAP measure	$2,321	$2,611	$261	$748	$701	$260	$383	$7,285
Mark-to-market net impact	—	—	—	—	—	—	23	23
Restructuring and impairment charges	(22)	(10)	—	(18)	(3)	—	(30)	(83)
Acquisition and divestiture-related charges	—	(2)	—	—	—	—	—	(2)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,299	$2,599	$261	$730	$698	$260	$376	$7,223
									Operating Margin
Reported Operating Profit, GAAP measure	$1,505	$510	$261	$214	$422	$175	$(370)	$2,717	14.9%
Mark-to-market net impact	—	—	—	—	—	—	(36)	(36)	(0.2)
Restructuring and impairment charges	26	10	—	18	5	—	30	89	0.5
Acquisition and divestiture-related charges	—	2	—	—	—	—	—	2	—
Product recall-related impact	167	—	—	—	—	—	—	167	0.9
Core Operating Profit, non-GAAP measure (a)	$1,698	$522	$261	$232	$427	$175	$(376)	$2,939	16.1%
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended March 22, 2025 and March 23, 2024
(in millions, except per share amounts, unaudited)

	12 Weeks Ended 3/22/2025
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$23	$499	$1,834	$1.33	21.3%
Items Affecting Comparability
Mark-to-market net impact	—	(3)	(13)	(0.01)	—
Restructuring and impairment charges	16	22	191	0.14	(0.9)
Acquisition and divestiture-related charges	—	6	19	0.01	—
Core, non-GAAP measure (c)	$39	$524	$2,031	$1.48	20.4%

	12 Weeks Ended 3/23/2024
	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP measure	$58	$520	$2,042	$1.48	20.2%
Items Affecting Comparability
Mark-to-market net impact	—	(9)	(27)	(0.02)	—
Restructuring and impairment charges	7	20	76	0.05	—
Acquisition and divestiture-related charges	—	1	1	—	—
Product recall-related impact	—	39	128	0.09	0.2
Core, non-GAAP measure (c)	$65	$571	$2,220	$1.61	20.4%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate as applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)
Fiscal 2024 Diluted EPS Reconciliation

Year Ended
12/28/2024
Reported diluted EPS, GAAP measure	$6.95
Mark-to-market net impact	(0.01)
Restructuring and impairment charges	0.41
Acquisition and divestiture-related charges	0.01
Impairment and other charges	0.38
Product recall-related impact	0.10
Indirect tax impact	0.16
Pension and retiree medical-related impact	0.16
Core diluted EPS, non-GAAP measure (a)	$8.16
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
Note – Amounts may not sum due to rounding.

Supplemental Section for Recast Segment Historical Data

PepsiCo, Inc. and Subsidiaries
Schedule of Recast Reportable Segment Data
Organic Volume % Change
(unaudited)

	2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
PFNA	(7)	(7)	(4)	(4)	(5)
PBNA	(5)	(3)	(3)	(3)	(3)
IB Franchise	2	2	(1)	3	1
EMEA
Convenient Foods	3	1.5	(2.5)	3	1
Beverages	4	—	(3.5)	(1)	(1)
LatAm Foods	(0.5)	(6)	(2)	—	(2)
Asia Pacific Foods	12	3	3.5	6	6
Total PepsiCo
Convenient Foods	(0.5)	(2)	(2)	1	(1)
Beverages	—	—	(2)	1	—

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Recast Organic Revenue Performance
(dollars in millions, unaudited)

	First Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,269	$5,874	$739	$2,433	$1,890	$1,045	$18,250
Impact of foreign exchange translation (a)	(2)	(1)	—	167	(133)	49	80
Impact of acquisitions and structural changes	—	—	—	(5)	—	—	(5)
Organic Revenue, non-GAAP measure (b)	$6,267	$5,873	$739	$2,595	$1,757	$1,094	$18,325

Prior Year Reported Net Revenue, GAAP measure	$6,360	$5,798	$694	$2,382	$1,617	$995	$17,846
Impact of divestitures	—	—	—	(8)	—	—	(8)
Prior Year Organic Revenue, non-GAAP measure (b)	$6,360	$5,798	$694	$2,374	$1,617	$995	$17,838

Reported Net Revenue % Change, GAAP measure	(1)	1	7	2	17	5	2
Impact of foreign exchange translation	—	—	—	7	(8)	5	0.5
Impact of acquisitions and divestitures	—	—	—	—	—	—	—
Organic Revenue % Change, non-GAAP measure (c)	(1.5)	1	7	9	9	10	3

Impact on % Change of:
Organic volume change (d)	(4)	(5)	3	4	(0.5)	12	(2)
Effective net pricing	3	6	3	5	9	(2)	5
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Organic Volume % Change table on page A-13, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Organic Revenue Performance
(dollars in millions, unaudited)

	Second Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,435	$6,811	$1,326	$4,183	$2,749	$997	$22,501
Impact of foreign exchange translation (a)	6	6	5	319	(129)	33	240
Impact of acquisitions and structural changes	—	15	—	(11)	—	—	4
Organic Revenue, non-GAAP measure (b)	$6,441	$6,832	$1,331	$4,491	$2,620	$1,030	$22,745

Prior Year Reported Net Revenue, GAAP measure	$6,588	$6,755	$1,234	$4,121	$2,602	$1,022	$22,322

Reported Net Revenue % Change, GAAP measure	(2)	1	7	1.5	6	(2)	1
Impact of foreign exchange translation	—	—	—	8	(5)	3	1
Impact of acquisitions and divestitures	—	—	—	—	—	—	—
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	8	9	1	1	2

Impact on % Change of:
Organic volume change (d)	(5)	(3.5)	1	1	(6)	3	(3)
Effective net pricing	3	5	7	8	7	(3)	5
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Organic Volume % Change table on page A-13, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Certain Line Items by Segment
(in millions, unaudited)

	Second Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,338	$3,052	$400	$2,405	$1,146	$597	$(19)	$9,919
Mark-to-market net impact	—	—	—	—	—	—	19	19
Restructuring and impairment charges	—	—	—	1	(1)	—	—	—
Product recall-related impact	(8)	—	—	—	—	—	—	(8)
Core Cost of Sales, non-GAAP measure (a)	$2,330	$3,052	$400	$2,406	$1,145	$597	$—	$9,930

Reported Gross Profit, GAAP measure	$4,097	$3,759	$926	$1,778	$1,603	$400	$19	$12,582
Mark-to-market net impact	—	—	—	—	—	—	(19)	(19)
Restructuring and impairment charges	—	—	—	(1)	1	—	—	—
Product recall-related impact	8	—	—	—	—	—	—	8
Core Gross Profit, non-GAAP measure (a)	$4,105	$3,759	$926	$1,777	$1,604	$400	$—	$12,571

Reported Selling, General and Administrative Expenses, GAAP measure	$2,420	$2,772	$424	$1,196	$1,069	$297	$356	$8,534
Mark-to-market net impact	—	—	—	—	—	—	(11)	(11)
Restructuring and impairment charges	(13)	(5)	—	(23)	(15)	(4)	(6)	(66)
Product recall-related impact	(7)	—	—	—	—	—	—	(7)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,400	$2,767	$424	$1,173	$1,054	$293	$339	$8,450

Reported Operating Profit, GAAP measure	$1,677	$987	$502	$582	$534	$103	$(337)	$4,048
Mark-to-market net impact	—	—	—	—	—	—	(8)	(8)
Restructuring and impairment charges	13	5	—	22	16	4	6	66
Product recall-related impact	15	—	—	—	—	—	—	15
Core Operating Profit, non-GAAP measure (a)	1,705	992	502	604	550	107	(339)	4,121
Impact of foreign exchange translation (b)	—	2	4	47	(36)	4	—	21
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,705	$994	$506	$651	$514	$111	$(339)	$4,142
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Organic Revenue Performance
(dollars in millions, unaudited)

	Third Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$6,536	$7,175	$1,290	$4,612	$2,615	$1,091	$23,319
Impact of foreign exchange translation (a)	12	12	24	158	204	10	420
Impact of acquisitions and structural changes	—	15	—	(4)	—	—	11
Organic Revenue, non-GAAP measure (b)	$6,548	$7,202	$1,314	$4,766	$2,819	$1,101	$23,750

Prior Year Reported Net Revenue, GAAP measure	$6,701	$7,161	$1,238	$4,513	$2,754	$1,086	$23,453

Reported Net Revenue % Change, GAAP measure	(2.5)	—	4	2	(5)	0.5	(1)
Impact of foreign exchange translation	—	—	2	3.5	7	1	2
Impact of acquisitions and divestitures	—	—	—	—	—	—	—
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	6	6	2	1.5	1

Impact on % Change of:
Organic volume change (d)	(3)	(3)	1	(3)	(2)	4	(2)
Effective net pricing	0.5	3	5	9	4	(2)	3
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Organic Volume % Change table on page A-13, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Certain Line Items by Segment
(in millions, unaudited)

	Third Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$2,490	$3,191	$386	$2,582	$1,092	$636	$19	$10,396
Mark-to-market net impact	—	—	—	—	—	—	(19)	(19)
Restructuring and impairment charges	(2)	(3)	—	(4)	—	(1)	—	(10)
Product recall-related impact	1	—	—	—	—	—	—	1
Core Cost of Sales, non-GAAP measure (a)	$2,489	$3,188	$386	$2,578	$1,092	$635	$—	$10,368

Reported Gross Profit, GAAP measure	$4,046	$3,984	$904	$2,030	$1,523	$455	$(19)	$12,923
Mark-to-market net impact	—	—	—	—	—	—	19	19
Restructuring and impairment charges	2	3	—	4	—	1	—	10
Product recall-related impact	(1)	—	—	—	—	—	—	(1)
Core Gross Profit, non-GAAP measure (a)	$4,047	$3,987	$904	$2,034	$1,523	$456	$—	$12,951

Reported Selling, General and Administrative Expenses, GAAP measure	$2,426	$3,070	$446	$1,317	$1,043	$326	$423	$9,051
Mark-to-market net impact	—	—	—	—	—	—	(33)	(33)
Restructuring and impairment charges	(6)	(125)	(15)	(31)	(11)	(1)	(39)	(228)
Acquisition and divestiture-related charges	—	(5)	—	—	—	—	—	(5)
Impairment and other charges	—	—	—	(10)	—	—	—	(10)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$2,420	$2,940	$431	$1,276	$1,032	$325	$351	$8,775

Reported Operating Profit, GAAP measure	$1,620	$914	$458	$713	$480	$129	$(442)	$3,872
Mark-to-market net impact	—	—	—	—	—	—	52	52
Restructuring and impairment charges	8	128	15	35	11	2	39	238
Acquisition and divestiture-related charges	—	5	—	—	—	—	—	5
Impairment and other charges	—	—	—	10	—	—	—	10
Product recall-related impact	(1)	—	—	—	—	—	—	(1)
Core Operating Profit, non-GAAP measure (a)	1,627	1,047	473	758	491	131	(351)	4,176
Impact of foreign exchange translation (b)	3	2	8	23	45	2	—	83
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,630	$1,049	$481	$781	$536	$133	$(351)	$4,259
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Organic Revenue Performance
(dollars in millions, unaudited)

	Fourth Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$8,191	$7,909	$1,524	$5,430	$3,314	$1,416	$27,784
Impact of foreign exchange translation (a)	12	12	28	199	393	(12)	632
Impact of acquisitions and structural changes	—	13	(3)	11	—	—	21
Organic Revenue, non-GAAP measure (b)	$8,203	$7,934	$1,549	$5,640	$3,707	$1,404	$28,437

Prior Year Reported Net Revenue, GAAP measure	$8,366	$7,912	$1,393	$5,194	$3,603	$1,382	$27,850

Reported Net Revenue % Change, GAAP measure	(2)	—	9	4.5	(8)	2	—
Impact of foreign exchange translation	—	—	2	4	11	(1)	2
Impact of acquisitions and divestitures	—	—	—	—	—	—	—
Organic Revenue % Change, non-GAAP measure (c)	(2)	—	11	9	3	2	2

Impact on % Change of:
Organic volume change (d)	(3)	(3)	6	1	—	6	(1)
Effective net pricing	1.5	3	5.5	8	3	(5)	3
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Organic Volume % Change table on page A-13, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Certain Line Items by Segment
(in millions, unaudited)

	Fourth Quarter 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$3,224	$3,753	$697	$3,188	$1,418	$914	$(13)	$13,181
Mark-to-market net impact	—	—	—	—	—	—	13	13
Restructuring and impairment charges	(68)	(45)	—	(4)	—	—	—	(117)
Product recall-related impact	(2)	—	—	—	—	—	—	(2)
Indirect tax impact	—	—	(218)	—	—	—	—	(218)
Core Cost of Sales, non-GAAP measure (a)	$3,154	$3,708	$479	$3,184	$1,418	$914	$—	$12,857

Reported Gross Profit, GAAP measure	$4,967	$4,156	$827	$2,242	$1,896	$502	$13	$14,603
Mark-to-market net impact	—	—	—	—	—	—	(13)	(13)
Restructuring and impairment charges	68	45	—	4	—	—	—	117
Product recall-related impact	2	—	—	—	—	—	—	2
Indirect tax impact	—	—	218	—	—	—	—	218
Core Gross Profit, non-GAAP measure (a)	$5,037	$4,201	$1,045	$2,246	$1,896	$502	$—	$14,927

Reported Selling, General and Administrative Expenses, GAAP measure	$3,141	$4,265	$586	$1,780	$1,280	$532	$760	$12,344
Mark-to-market net impact	—	—	—	—	—	—	20	20
Restructuring and impairment charges	(46)	(50)	(9)	(37)	(17)	(3)	(26)	(188)
Acquisition and divestiture-related charges	(9)	(1)	—	—	—	(5)	—	(15)
Impairment and other charges	—	(556)	(4)	(135)	—	—	—	(695)
Product recall-related impact	(1)	—	—	—	—	—	—	(1)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$3,085	$3,658	$573	$1,608	$1,263	$524	$754	$11,465

Reported Impairment of Intangible Assets, GAAP measure	$9	$—	$—	$—	$—	$—	$—	$9
Impairment and other charges	(9)	—	—	—	—	—	—	(9)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—

Reported Operating Profit, GAAP measure	$1,817	$(109)	$241	$462	$616	$(30)	$(747)	$2,250
Mark-to-market net impact	—	—	—	—	—	—	(33)	(33)
Restructuring and impairment charges	114	95	9	41	17	3	26	305
Acquisition and divestiture-related charges	9	1	—	—	—	5	—	15
Impairment and other charges	9	556	4	135	—	—	—	704
Product recall-related impact	3	—	—	—	—	—	—	3
Indirect tax impact	—	—	218	—	—	—	—	218
Core Operating Profit, non-GAAP measure (a)	1,952	543	472	638	633	(22)	(754)	3,462
Impact of foreign exchange translation (b)	2	1	13	28	86	(5)	1	126
Core Constant Currency Operating Profit, non-GAAP measure (a)	$1,954	$544	$485	$666	$719	$(27)	$(753)	$3,588
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Organic Revenue Performance
(dollars in millions, unaudited)

	Full Year 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Total
Reported Net Revenue, GAAP measure	$27,431	$27,769	$4,879	$16,658	$10,568	$4,549	$91,854
Impact of foreign exchange translation (a)	28	29	57	843	335	80	1,372
Impact of acquisitions and structural changes	—	43	(3)	(9)	—	—	31
Organic Revenue, non-GAAP measure (b)	$27,459	$27,841	$4,933	$17,492	$10,903	$4,629	$93,257

Prior Year Reported Net Revenue, GAAP measure	$28,015	$27,626	$4,559	$16,210	$10,576	$4,485	$91,471
Impact of divestitures	—	—	—	(8)	—	—	(8)
Prior Year Organic Revenue, non-GAAP measure (b)	$28,015	$27,626	$4,559	$16,202	$10,576	$4,485	$91,463

Reported Net Revenue % Change, GAAP measure	(2)	0.5	7	3	—	1	—
Impact of foreign exchange translation	—	—	1	5	3	2	1.5
Impact of acquisitions and divestitures	—	—	—	—	—	—	—
Organic Revenue % Change, non-GAAP measure (c)	(2)	1	8	8	3	3	2

Impact on % Change of:
Organic volume change (d)	(4)	(3.5)	3	—	(2)	6	(2)
Effective net pricing	2	4	5	8	5	(3)	4
(a)Represents the adjustment needed to reflect translation of revenue using prior-year period foreign currency exchange rates.
(b)Represent underlying amounts, not in accordance with GAAP, used in the calculation of Organic Revenue Performance, which is a financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(c)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(d)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume change on net revenue performance differs from the unit volume change disclosed in the Organic Volume % Change table on page A-13, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Recast Certain Line Items by Segment
(in millions, unaudited)

	Full Year 2024
	PFNA	PBNA	IB Franchise	EMEA	LatAm Foods	Asia Pacific Foods	Corporate Unallocated Expenses	Total
Reported Cost of Sales, GAAP measure	$10,495	$12,749	$1,700	$9,646	$4,423	$2,757	$(26)	$41,744
Mark-to-market net impact	—	—	—	—	—	—	26	26
Restructuring and impairment charges	(74)	(48)	—	(7)	(3)	(1)	—	(133)
Product recall-related impact	(176)	—	—	—	—	—	—	(176)
Indirect tax impact	—	—	(218)	—	—	—	—	(218)
Core Cost of Sales, non-GAAP measure (a)	$10,245	$12,701	$1,482	$9,639	$4,420	$2,756	$—	$41,243

Reported Gross Profit, GAAP measure	$16,936	$15,020	$3,179	$7,012	$6,145	$1,792	$26	$50,110
Mark-to-market net impact	—	—	—	—	—	—	(26)	(26)
Restructuring and impairment charges	74	48	—	7	3	1	—	133
Product recall-related impact	176	—	—	—	—	—	—	176
Indirect tax impact	—	—	218	—	—	—	—	218
Core Gross Profit, non-GAAP measure (a)	$17,186	$15,068	$3,397	$7,019	$6,148	$1,793	$—	$50,611

Reported Selling, General and Administrative Expenses, GAAP measure	$10,308	$12,718	$1,703	$5,031	$4,093	$1,415	$1,922	$37,190
Mark-to-market net impact	—	—	—	—	—	—	(1)	(1)
Restructuring and impairment charges	(87)	(190)	(10)	(109)	(46)	(8)	(101)	(551)
Acquisition and divestiture-related charges	(9)	(8)	—	—	—	(5)	—	(22)
Impairment and other charges	—	(556)	(4)	(135)	—	—	—	(695)
Product recall-related impact	(8)	—	—	—	—	—	—	(8)
Core Selling, General and Administrative Expenses, non-GAAP measure (a)	$10,204	$11,964	$1,689	$4,787	$4,047	$1,402	$1,820	$35,913

Reported Impairment of Intangible Assets, GAAP measure	$9	$—	$14	$10	$—	$—	$—	$33
Restructuring and impairment charges	—	—	(14)	—	—	—	—	(14)
Impairment and other charges	(9)	—	—	(10)	—	—	—	(19)
Core Impairment of Intangible Assets, non-GAAP measure (a)	$—	$—	$—	$—	$—	$—	$—	$—

Reported Operating Profit, GAAP measure	$6,619	$2,302	$1,462	$1,971	$2,052	$377	$(1,896)	$12,887
Mark-to-market net impact	—	—	—	—	—	—	(25)	(25)
Restructuring and impairment charges	161	238	24	116	49	9	101	698
Acquisition and divestiture-related charges	9	8	—	—	—	5	—	22
Impairment and other charges	9	556	4	145	—	—	—	714
Product recall-related impact	184	—	—	—	—	—	—	184
Indirect tax impact	—	—	218	—	—	—	—	218
Core Operating Profit, non-GAAP measure (a)	6,982	3,104	1,708	2,232	2,101	391	(1,820)	14,698
Impact of foreign exchange translation (b)	5	4	25	120	60	10	1	225
Core Constant Currency Operating Profit, non-GAAP measure (a)	$6,987	$3,108	$1,733	$2,352	$2,161	$401	$(1,819)	$14,923
(a)A financial measure that is not in accordance with GAAP. See pages A-5 through A-6 for further discussion.
(b)Represents the adjustment needed to reflect translation of operating profit using prior-year period foreign currency exchange rates.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2025 guidance and outlook are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; changes in tariffs and global trade relations; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.